UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549




                                  ____________



                                   FORM 8-K


                                  ____________




                                CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

      Date of Report: February 4, 2003     (Date of earliest event reported)





                           WEBEX COMMUNICATIONS, INC.
               (Exact name of registrant as specified in its charter)





        Delaware                        0-30849                   77-0548319
(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation)                 File Number)        Identification No.)


                            307 West Tasman Drive
                          San Jose, California 95134
                   (Address of principal executive offices)


                           Telephone: (408) 435-7000
              (Registrant's telephone number, including area code)











Item 5.  Other Events

     On February 4, 2003, WebEx Communications, Inc. ("WebEx") issued a press release announcing that WebEx entered into an agreement to acquire certain assets and hire employees from three companies in China, each of which had been performing engineering and other services for WebEx. The three companies are owned by the President and Chief Technical Officer of WebEx, Min Zhu, and his wife. The assets, which are being purchased for approximately $200,000, are being acquired by and the employees are being hired by WebEx China, Ltd. ("WebEx China"), a wholly owned subsidiary of WebEx Communications, Inc. A copy of the press release is filed as Exhibit
99.1 to this Report.






Item 7.  Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit
Number        Description
---------     ------------
  99.1        Press Release dated February 4, 2003 announcing the acquisition of China operations.
_____________



























                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  February 5, 2003                      WEBEX COMMUNICATIONS, INC.


                                              By  /s/ Subrah S. Iyar
                                              ---------------------------
                                              Name:  Subrah S. Iyar
                                              Title: Chief Executive Officer









































                             EXHIBIT INDEX


Exhibit
Number        Description
---------     ------------
  99.1        Press Release dated February 4, 2003 announcing the acquisition of China operations.

















































                                                                Exhibit 99.1

                 WebEx Announces Acquisition of China Operations

SAN JOSE, Calif., February 4, 2003 - WebEx Communications, Inc. (Nasdaq:
WEBX), the Web communications services leader, announced today that WebEx has entered into an agreement to acquire certain assets and hire employees from three companies in China, which had been performing engineering and other services for WebEx. WebEx is paying approximately $200,000 for the assets being acquired, which were appraised at their fair market value by an independent appraiser. The assets are being acquired and the employees are being hired by WebEx China, Ltd., a wholly owned subsidiary of WebEx Communications, Inc., with its head office in Shanghai, China. WebEx China will manage the operations formerly performed by the three contract companies at their current locations in Hefei, Hangzhou and Suzhou, China.

"We are excited about having these talented individuals join the WebEx family," said Subrah Iyar, Chief Executive Officer of WebEx. "By moving these operations into our wholly-owned subsidiary in China, WebEx achieves more direct control over these critical operations and substantially expands our presence in this important market."

The three companies that had previously been performing these services for WebEx are owned by Min Zhu, the President and Chief Technical Officer of WebEx and his wife. The transaction is substantially complete, subject to completion of the hiring process with some of the employees, which is expected to be completed within the next few weeks. WebEx anticipates that the number of employees accepting offers will be in excess of 250.

About WebEx Communications, Inc.
WebEx Communications, Inc. is the world's leading provider of Web communications services. WebEx is used across the enterprise in sales, support, training, marketing, engineering and product design. WebEx meetings simulate the spontaneity and interactivity of face-to-face meetings by allowing users to share presentations, applications, documents and desktop, with full-motion video and integrated telephony. WebEx provides carrier-class services using its MediaTone communications platform deployed over the WebEx Interactive Network, a high-speed global network specifically designed for real-time Web communications. With its unique information-switching technology, multimedia capabilities and standards-based APIs, MediaTone is the dial tone for Web communications. WebEx Communications is based in San Jose, California and has regional headquarters in Europe and Asia. Please call toll free (877) 509-3239 or visit http://www.webex.com for more information.

Editors should contact Colin Smith at Antenna Group (415) 977-1912 or colin@antennapr.com

                                      ###

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by use of the terms anticipates, believes, continue, could, estimates, expects, intends, may, plans, potential, predicts, should or will, or the negative of those terms or similar expressions. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, these forward looking statements include, but are not limited to, the statement that the transaction is expected to be completed in the next few weeks and that the anticipated number of employees will be in excess of 250. Factors which could contribute to risks and uncertainties include, but are not limited to, delays in hiring the affected employees or less employees than anticipated accepting positions with WebEx. A fuller discussion of the risks and uncertainties that could affect WebEx Communications, Inc. are more fully set forth in WebEx Communications, Inc.'s filings with the Securities and Exchange Commission, including WebEx's Form 10-K, filed with the SEC on March 28, 2002 and Form 10-Q filed on November 14, 2002. WebEx Communications, Inc. assumes no obligation to update forward-looking information contained in this press release.